Exhibit 10.53

PHARMERICA CORPORATION

PharMerica Corporation 2007 Omnibus Incentive Plan, As Amended

Restricted Stock Unit Award Agreement (2009)

This EXECUTIVE RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), granted under the PharMerica Corporation 2007 Omnibus Incentive Plan, as amended (the “Plan”) is effective as of [                    ] and is made between PharMerica Corporation, a Delaware corporation (the “Company”) and [                    ] (the “Recipient”).

Preliminary Statements

WHEREAS, the Company has determined that it is desirable and in its best interests to grant to the Recipient restricted stock units subject to the vesting and other conditions set forth herein, in order to provide the Recipient with a significant interest in the Company’s growth so that the Recipient will have a greater incentive to perform at the highest level and further the interests of the Company and the shareholders of the Company (the “Award”); and

WHEREAS, any capitalized term not herein defined shall have the meaning as set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein:

1. Grant of Restricted Stock Units. On the terms and conditions of this Agreement and the Plan, the Committee grants to the Recipient a restricted stock unit award (the “Award”) which, if earned based on the vesting schedule in Section 2 below, shall be payable in shares of the common stock of the Company (the “Stock”). The number of restricted stock units to be issued pursuant to the Award is [                    ] (the “Restricted Stock Units”). The date of grant of the Restricted Stock Units is [            ] (the “Grant Date”).

The Recipient’s right, if any, to continue to be employed by the Company will not be enlarged or otherwise affected by the receipt of this Award and the receipt of this Award will not in any way restrict the right of the Company to terminate the Recipient’s employment at any time.

2. Vesting of the Restricted Stock Units. Except as provided in Section 3 below, the Restricted Stock Units shall become vested in accordance with the following schedule, provided that the Recipient remains in the continuous employment of the Company from the date hereof through the Vesting Dates set forth below:

Vesting Date	No. of Units Vested	Total Percentage of Award Vested
1st Anniversary of Grant Date	[ ]	50%

2nd Anniversary of Grant Date	[ ]	100%

Except as set forth in Section 3 below, there shall be no proportional vesting prior to a Vesting Date; all vesting shall occur only on the Vesting Dates set forth above.

3. Acceleration of Vesting of the Award. Notwithstanding Section 2 above, upon the occurrence of any of the following events, the Recipient shall become either fully vested or vested in a pro-rata portion of the Award as set forth in this Section 3.

(a) Full Acceleration of Vesting due to Death or Disability. Upon the termination of the Recipient’s employment with the Company by reason of the Recipient’s death or disability (within the meaning of Section 409A), the Award shall become fully vested as of the date of the Recipient’s termination of employment.

(b) Full Acceleration of Vesting due to Change in Control Where Award Not Assumed or Replaced. Upon a Change in Control, and provided that (i) Company or the successor of the Company does not assume or replace this Award with an equity or cash award of equal or greater value in connection with such Change in Control and (ii) the Recipient has been continuously employed by the Company from the date hereof through such Change in Control, the Award shall become fully vested as of the date of such Change in Control.

(c) Full Acceleration of Vesting due to Termination in Connection with Change in Control Where Award is Assumed or Replaced. Upon the termination of the Recipient’s employment with the Company if, within one (1) year following a Change in Control where this Award is assumed or replaced by the Company or the successor to the Company, and (i) the Recipient’s employment is terminated by the Company without “Cause” (as defined in Section 3(e)(ii) below) or (ii) the Recipient terminates employment for “Good Reason” (as defined in Section 3(e)(i) below), and provided that the Recipient executes a non-revocable written release in the form provided by the Company or its successors, the Award shall become fully vested as of the date of the Recipient’s termination of Employment.

(d) Pro-Rata Acceleration of Vesting Upon Termination Without Cause or For Good Reason. Upon the termination of the Recipient’s employment with the Company by the Company without Cause or the Recipient’s termination of his employment for Good Reason and provided that the Recipient executes a non-revocable written release in the form provided by the Company or its successors, the Award shall become vested on a pro-rata basis as set forth in this Section 3(d). Under this Section 3(d), the number of Restricted Stock Units pursuant to the Award that shall be paid upon the Recipient’s termination of employment is the number of Restricted Stock Units as if the Recipient were still employed on the Vesting Date, multiplied by a fraction; the numerator of which is the total number of complete months worked by the Recipient during the vesting period, and the denominator of which is 24, the total number of months in the vesting period.

(e) Definitions. For purposes hereof, the following definitions shall apply:

(i) “Good Reason” shall mean the occurrence of one or more of the conditions in (A), (B) or (C) below:

(A) A reduction of the Recipient’s salary other than (i) a reduction based on the Company’s financial performance, or (ii) a reduction made to the salaries provided to all or most of the other management or executive employees of the Company with similar responsibilities, positions, compensation or other criteria as determined by the Committee in good faith;

(B) A significant change in the Recipient’s responsibilities and/or duties which constitutes, when compared to the Recipient’s responsibilities and/or duties before the Change in Control, a demotion; or a material loss of title or office; or

(C) The relocation of the offices at which the Recipient is principally employed as of the Change in Control to a location more than fifty (50) miles from such offices, which relocation is not approved by the Recipient.

(ii) “Cause” means:

(A) Any willful, material violation of any law or regulation applicable to the business of the Company;

(B) Conviction for, or guilty plea to, a felony or a crime involving moral turpitude, or any willful perpetration of a common law fraud;

(C) Commission of any act of personal dishonesty which involves personal profit in connection with the Company;

(D) Intentional wrongful disclosure of confidential information of the Company;

(E) Intentional wrongful engagement in any competitive activity;

(F) The willful and continued failure or refusal to perform the material duties required of the Recipient as an employee, officer, director or consultant of the Company (other than as a result of disability);

(G) Disregard of the policies of the Company so as to cause material loss, damage or injury to the property, reputation or employees of the Company;

(H) Ongoing alcohol/drug addiction and a failure by the Recipient to successfully complete a recovery program; or

(I) Any other misconduct by the Recipient which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company.

(f) Notwithstanding the foregoing, the Committee, in its sole and absolute discretion, may accelerate all or any portion of the vesting of the Restricted Stock Units at any time.

4. Forfeiture of the Award. Subject to Section 3, any portion of the Award that remains unvested upon the Recipient’s termination of employment shall automatically be forfeited on the date that the Recipient ceases to be employed by the Company.

5. Payment of Award.

(a) Payment of the Award shall be made on a date as soon as administratively practicable following the completion of the vesting period, but in no event later than March 15, of the year in which the final Vesting Date occurs.

(b) Payment of the Award shall be in the form of whole shares of Stock only.

6. Dividend Equivalent Rights. With respect to the Restricted Stock Units awarded to the Recipient pursuant to this Agreement, during the vesting period set forth in Section 2 hereof, the Recipient shall also be entitled to receive a number of restricted stock units (“Dividend Equivalent Stock Units”) equal to (a) (i) the number of Restricted Stock Units earned by the Recipient under Sections 2 and/or 3 (as applicable) multiplied by (ii) the cumulative amount of cash dividends paid by the Company that the Recipient would have received had he owned the earned Restricted Stock Units on each dividend record date through the Vesting Date, divided by (b) the closing price of the Stock on the Vesting Date. Dividend Equivalent Stock Units granted under this Section 6 shall vest based on the vesting schedule set forth in Section 2 hereof, provided that for the purposes of such vesting schedule, the Dividend Equivalent Stock Units shall be deemed to have been granted as of the Grant Date.

7. Tax Payment.

(a) At such time as the Recipient is entered as the stockholder of record with respect to the shares of Stock paid out with respect to the Restricted Stock Units earned pursuant to this Agreement (including the Dividend Equivalent Stock Units granted pursuant to Section 6 herein), the Recipient (or his/her personal representative) shall deliver to the Company, within ten (10) days after the occurrence of such registration specified above (or in the event of death, within ten (10) days of the appointment of the personal representative) (a “Payment Date”), (i) either a check payable to the Company in the amount of all withholding tax obligations (whether federal, state, local or foreign income or social insurance tax), imposed on the Recipient and the Company by reason of the payment with respect to the Restricted Stock Units, or a withholding election form to be provided by the Company upon request by the Recipient (or personal representative), and (ii) Recipient’s execution of a written “Agreement to Protect Company Assets” in a form acceptable to the Company, unless Recipient has previously executed and delivered such an agreement to the satisfaction of the Company.

(b) In the event the Recipient or his personal representative elects to satisfy the withholding obligation by executing the withholding election form, the actual number of shares of Stock to be paid to the Recipient shall be reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the Stock on the Payment Date, is sufficient to satisfy the amount of the withholding tax obligations imposed on the Company by reason of the Recipient being recorded as the stockholder of record of the shares of Stock. In the event that the Recipient fails to tender either the required check or withholding election, the Recipient shall be deemed to have elected and executed the withholding election form.

8. Effect of Changes in Capitalization or Change in Control.

(a) Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the date the Award is granted, then, in the Board’s discretion, a proportional and appropriate adjustment may be made by the Board in the number and kind of shares subject to the Award, so that the proportional interest of the Recipient immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board shall, in such manner as it deems appropriate, adjust the number and kind of shares subject to the Award to reflect such distribution.

(b) Reorganization in Which the Company Is the Surviving Company. Subject to 8(c) below, if the Company shall be the surviving Company in any reorganization, merger, or consolidation of the Company with one or more other companies or other entities, the Award shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Award would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportional adjustment of the Award, as may be applicable so that the aggregate value of the Award thereafter shall be the same as the aggregate value of the Award immediately before such reorganization, merger, or consolidation.

(c) Change in Control. In the event of a Change in Control, the Board may (i) make provisions in connection with such transaction for the continuation of the Award; (ii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will assume the obligation of the Company under the Award; (iii) reach an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert the Award into an award of at least equal value, determined as of the date of the transaction, to purchase stock of the acquiring or surviving entity; or (iv) terminate the Award effective upon the date of the applicable transaction and either make, within sixty (60) days after the date of the applicable transaction, a cash payment to the Recipient equal to product of the number of Restricted Stock Units subject to the Award and the Fair Market Value, as of the date of the applicable transaction, of a share of Stock; provided, however, that the Board determines that any such modification does not have a substantial adverse economic impact on the Recipient as determined at the time of such modification.

9. General Restrictions. The Company shall not be required to sell or issue any shares of Stock under the Award if the sale or issuance of such shares would constitute a violation by the Recipient or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock, the Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), unless a registration statement under such Act is in effect with respect to the shares of Stock covered by the Award, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to it that the holder of the Award may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares of Stock pursuant to the Award to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Award shall not be granted or paid unless and until the shares of Stock covered by the Award are registered or are subject to an available exemption from registration, the grant or payment of the Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

10. Restrictions On Transfer. Other than by will or under the laws of descent and distribution, the Recipient shall not have the right to make or permit to occur any transfer, pledge or hypothecation of all or any portion of any unvested portion of the Award, whether outright or as security, with or without consideration, voluntary or involuntary. Any such transfer, pledge or hypothecation not made in accordance with this Agreement shall be deemed null and void.

11. Interpretation of this Agreement. All decisions and interpretations made by the Committee or the Board with regard to any question arising under this Agreement shall be final, binding and conclusive on the Company and the Recipient and any other person entitled to receive the benefits of the Award as provided for herein.

12. Governing Law. The validity, interpretation and enforcement of this Agreement are governed in all respects by the laws of the State of Delaware, without giving effect to its conflict of laws principles, and by the laws of the United States of America.

13. Binding Effect. Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Award provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

14. Notice. Any notice hereunder by the Recipient to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Recipient. Any notice hereunder by the Company to the Recipient shall be in writing and shall be deemed duly given if mailed or delivered to the Recipient at the address specified below by the Recipient for such purpose, or if so mailed or delivered to such other address as the Recipient may hereafter designate by written notice given to the Company.

15. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

16. Effectiveness of Agreement. This Agreement shall not be effective unless Recipient executes and delivers within 10 business days of the date of this Agreement (a) this Agreement and (b) a written “Agreement to Protect Company Assets” in a form acceptable to the Company, unless Recipient has previously executed and delivered such an agreement to the satisfaction of the Company.

17. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements written or oral, of the parties hereto with respect to the subject matter hereof. There is no representation or statement made by any party on which another party has relied which is not included in this Agreement. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated except by a written instrument signed by the Company and the Recipient; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Recipient hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement and all Awards granted hereunder shall be subject to the terms of any written employment agreement, if any, between the Recipient and the Company.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered on his or its behalf, as of the day and year first above written.

PHARMERICA CORPORATION

BY:

DATE:

RECIPIENT

DATE:

RECIPIENT’S ADDRESS: